Exhibit 10.14

EMPLOYEE CASH BONUS AND STOCK AWARD RETENTION AGREEMENT

This Employee Cash Bonus and Stock Award Retention Agreement (this “Agreement”) is entered into between GeoMet, Inc., a Delaware corporation with offices at Two Houston Center, Suite 1850, 909 Fannin Street, Houston, Texas 77010 (“GeoMet”) and Tony Oviedo (“you”) as of November 9, 2007 (the “Effective Date”).

1. RETENTION PAYMENT AND RESTRICTED STOCK AWARD. In order to compensate you for your promotion to Vice President, Chief Accounting Officer and Controller, to provide an incentive to encourage you to remain in the employ of GeoMet so that GeoMet may receive your continued dedication, to assure the continued availability of your advice and counsel and to assure that you will not provide services for a competing business, GeoMet hereby agrees to pay you the following cash bonus and grant you the following stock option and restricted stock award, in addition to your regular salary and benefits (which salary is recognized to be $180,000 per annum commencing on the Effective Date), provided you continuously remain employed by GeoMet as its Vice President, Chief Accounting Officer and Controller from the Effective Date through March 15, 2010 (the “Retention Date”):

a. On the Retention Date, you shall be entitled to a cash payment equal to $300,000.00, in lieu of the bonus payment you might otherwise be entitled to receive on that date as a Tier I employee of GeoMet for performance in calendar year 2009.

b. During the first open trading window (as defined in GeoMet’s Securities Trading Policy) after the Effective Date, you will be granted 20,000 restricted shares and options to purchase 60,000 shares of GeoMet common stock (in any combination of ISO’s and NQSO’s that you elect, such election to be made in writing on or before November 19, 2007) (the “Award Shares”) under the GeoMet 2006 Long-Term Incentive Plan (the “Plan”), which Award Shares shall vest on the Retention Date, unless earlier vested as contemplated in Section 2 below, all in accordance with and subject to the Plan and the form of the Restricted Stock Award Agreement attached hereto as Exhibit A and the form of the Summary of Stock Option Grant and Stock Option Award Agreement attached hereto as Exhibit B.

The cash payments and the Award Shares described in clauses (a) and (b) above in this Section 1 shall collectively be known as the Retention Payment. You will be solely responsible for any taxes that may be incurred as a result of your receiving the Retention Payment, and GeoMet will withhold all applicable taxes from it in accordance with applicable law.

2. EFFECT OF CORPORATE CHANGE. Should GeoMet experience a “Corporate Change” (as defined in Section 2.11 of the Plan) between the Effective Date and the Retention Date and (a) your employment with GeoMet is terminated by GeoMet without “Cause” (as defined in Section 2.6 of the Plan) following such Corporate Change and prior to the Retention Date, or (b) you terminate your employment with GeoMet for “Good Reason” (as defined in Section 2.18 of the Plan) following such Corporate Change and prior to the Retention Date, then in connection with such termination of employment: (i) GeoMet will pay you the cash portion of the Retention Payment described above that has not been paid to you prior to such termination date on the date that is ten (10) days after such termination; (ii) the Award Shares described in Section 1.(b) above shall vest as of the date of such termination; and, (iii) for a period of twelve (12) months following the end of the month during which such termination of employment occurred, GeoMet will pay or reimburse you for the COBRA premiums paid or incurred by you for the continuation coverage elected by you (for yourself, and where applicable, your eligible dependents) pursuant to Section 601 of the Employee Retirement Income Security Act of 1974, as amended, for the medical and dental care benefits that are being provided to the active employees of GeoMet and its affiliates or their successors (collectively the “Employer”) from time to time; provided, however, that such payments or reimbursements shall terminate if you become eligible to elect coverage for medical and dental care benefits under a welfare plan of another employer. You are obligated hereunder to promptly report such eligibility to the Employer. The foregoing provisions of this Section 2 to the contrary notwithstanding, if you are a “specified employee” (within the meaning of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance issued thereunder) at the time of your termination of employment under the provisions of this Section 2, then the payment of the cash portion of the Retention Payment payable to you pursuant to Section 2(c) above shall be delayed and paid to you (or in the event of your death, to your estate) on the first business day that is six (6) months after your “separation from service” (within the meaning of Section 409A of the Code and the regulations and other guidance issued thereunder), or if earlier, within thirty (30) days after the date of your death.

3. CODE SECTION 409A COMPLIANCE. The parties intend this Agreement to provide for the payment of compensation that is not subject to the tax imposed under Section 409A of the Code and this Agreement shall be interpreted and implemented to the extent possible in accordance with such intent. However, neither the GeoMet nor any of its affiliates makes any guarantee as to the tax treatment of any payment to be made pursuant to this Agreement.

4. ARBITRATION; APPLICABLE LAW. The parties waive trial before a judge or jury and agree to arbitrate with American Arbitration Association any dispute relating to this agreement or your recruitment, employment, or termination, except for claims relating to worker’s compensation benefits, unemployment insurance, or intellectual property rights. The arbitrator’s decision will include written findings of fact and law and will be final and binding except to the extent that judicial review of arbitration awards is required by law. The American Arbitration Association’s National Rules for the Resolution of Employment Disputes will govern the arbitration, except that the arbitrator will allow discovery authorized by the Texas Arbitration Act and any additional discovery necessary to vindicate a claim or defense. The arbitrator may award any remedy that would be available from a court of law. Any arbitration under this Agreement shall be held in Harris County. The parties will share the arbitration costs equally (except that GeoMet will pay the arbitrator’s fee and any other cost unique to arbitration) and will pay their own attorney’s fees except as required by law or separate agreement. This Agreement is governed by the laws of the State of Texas without regard to its conflict-of-law rules.

5. ANNUAL CASH BONUSES AND STOCK OPTION GRANTS.

a. Cash Bonus. For calendar year 2007, you shall be entitled to a cash payment equal to $45,000.00 payable on March 15, 2008 (in lieu of a bonus payment you would be entitled to receive on that date as a Tier I or Tier II employee for performance in calendar year 2007). For calendar year 2008, you will be eligible for an annual cash bonus award which is payable in March, 2009 as a Tier I employee of GeoMet. For calendar year 2009, you will not be eligible for an annual cash bonus award to which you might otherwise be entitled as a Tier I employee of GeoMet had you not entered into this Agreement.

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b. Stock Option Grants. For calendar years 2008 and 2009, you will not be eligible for stock option grants, restricted stock awards or other share-based awards pursuant to the Plan to which you might otherwise be entitled as a Tier I employee of GeoMet had you not entered into this Agreement.

6. GEOMET, INC. SEVERANCE PLAN DATED EFFECTIVE JANUARY 29, 2007. You acknowledge that you will not be entitled to any benefits under the GeoMet, Inc. Severance Plan dated effective January 29, 2007 that you might otherwise be entitled to if you had not entered into this Agreement.

7. AT-WILL EMPLOYMENT. This Agreement does not guarantee or imply any right to continued employment for any period whatsoever. You and GeoMet acknowledge that your employment is and shall continue to be at-will, as defined under applicable law. If your employment terminates for any reason, all payments of compensation and benefits shall cease and thereafter you shall not be entitled to any payments, benefits, damages, awards or compensation except for the Retention Payment if it has been earned as of such date of termination, and except as may otherwise be available in accordance with established employee plans and practices or other written agreements in effect between you and GeoMet at the time of termination, taking into account the terms of this Agreement.

8. DURATION. The terms of this Agreement shall terminate upon the date that all obligations of the parties hereunder have been satisfied; provided, however, that this Agreement may be extended for an additional period or periods by resolution adopted by the Board at any time during the period that the Agreement is in effect.

9. MISCELLANEOUS PROVISIONS.

a. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

b. Employment Taxes. GeoMet will withhold from all payments made pursuant to this Agreement the applicable income and employment taxes.

c. At Will Employment. Other than specifically set forth above, nothing in this Agreement modifies your existing at-will employment relationship with GeoMet or otherwise changes the terms of your employment agreement.

d. Employee Cash Bonus and Stock Award Retention Agreement dated November 20, 2006. Except as to the terms of that certain Employee Cash Bonus and Stock Award Agreement dated November 20, 2006 (the “Prior Agreement”), as amended, that relate to and govern the Award Shares described in Section 1.(b) therein, this Agreement supersedes and replaces the Prior Agreement in its entirety.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

GeoMet, Inc.		Tony Oviedo

By:	/s/ J. Darby Seré	/s/ Tony Oviedo
J. Darby Seré Chief Executive Officer and President

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Exhibit “A”

to that certain Employee Cash Bonus and Stock Award Agreement dated November 9, 2007 between GeoMet, Inc. and Tony Oviedo

GEOMET, INC.

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made and entered into as of the          day of November, 2007, by and between GEOMET, INC., a Delaware corporation (“GeoMet”), and Tony Oviedo, an employee or outside director of GeoMet or one of its Affiliates (“Participant”).

WHEREAS, the Compensation Committee of GeoMet’s Board of Directors (the “Committee”), acting under GeoMet’s 2006 Long-Term Incentive Plan (the “Plan”), has the authority to award restricted shares of GeoMet’s common stock, $0.001 par value per share (the “Common Stock”), to certain employees or directors providing services to GeoMet or an Affiliate (as defined in the Plan); and

WHEREAS, pursuant to the Plan, the Committee has determined to make such an award to Participant on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Participant desires to accept such award;

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Restricted Stock Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, GeoMet hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Award”) of 20,000 shares (the “Restricted Shares”) of Common Stock. The Award is made effective as of the date of this Agreement (the “Effective Date”). A certificate representing the Restricted Shares shall be issued in the name of Participant (or, at the option of GeoMet, in the name of a nominee of GeoMet) as of the Effective Date and delivered to Participant on the Effective Date or as soon thereafter as practicable. Participant shall cause the certificate representing the Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by GeoMet duly endorsed in blank, with GeoMet, to be held by GeoMet in escrow for Participant’s benefit until such time as the Restricted Shares represented by such certificate are either forfeited by Participant to GeoMet or the restrictions thereon terminate as set forth in this Agreement.

2. Vesting and Forfeiture.

(a) The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end on March 15, 2010. During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Participant to GeoMet as provided in this Agreement, and Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Restricted Shares (the “Restrictions”), other than by will or pursuant to the applicable laws of descent and distribution, provided Participant is in the continuous service of Employer or an Affiliate until such date. Following the removal of the Restrictions on any Restricted Shares, GeoMet shall deliver to Participant from escrow a certificate representing such Shares and Participant shall be free to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such Restricted Shares, subject to applicable securities laws and the policies of GeoMet then in effect.

(b) Subject to paragraph (c) of this Section, upon termination of Participant’s employment or service with GeoMet or any Affiliate, (i) Participant shall have no rights whatsoever in and to any of the Restricted Shares if the Restrictions have not by that time been removed pursuant to the foregoing paragraph, (ii) all of the Restricted Shares shall automatically revert to GeoMet at no cost and (iii) neither Participant nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

(c) The Corporate Change provisions in the Plan shall apply with respect to the removal of the Restrictions on the Restricted Shares.

3. Rights as Shareholder. Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Restricted Shares to Participant, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder, including without limitation voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares. If and to the extent GeoMet shall effect a stock split, stock dividend or similar distribution with respect to the Common Stock, (i) the stock distributed pursuant thereto shall be held by GeoMet with respect to those Restricted Shares as to which the Restrictions have not yet been removed pursuant to Section 2; (ii) such additional stock shall enjoy the privileges and be subject to the Restrictions applicable to the Restricted Shares; and (iii) Participant shall be entitled to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such additional stock when the Restrictions on the Restricted Shares to which the distribution relates have been removed pursuant to Section 2.

4. Optional Issuance in Book-Entry Form. Notwithstanding the foregoing, at the option of GeoMet, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

5. Withholding Taxes.

(a) Participant may elect, within 30 days of the Effective Date and on notice to GeoMet, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Effective Date. In such event, Participant shall make arrangements satisfactory to GeoMet or the appropriate Affiliate to pay in the calendar year that includes the Effective Date any federal, state or local taxes required to be withheld with respect to such shares.

(b) If no election is made by Participant pursuant to Section 5(a) hereof, then upon the termination of the Restrictions applicable hereunder to the Restricted Shares, Participant (or in the event of Participant’s death, the administrator or executor of Participant’s estate) will pay to GeoMet or the appropriate Affiliate, or make arrangements satisfactory to GeoMet or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares with respect to which such Restrictions have terminated.

(c) Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under paragraphs (a) or (b) of this Section, GeoMet shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

6. Reclassification of Shares. In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make such adjustments as it may deem appropriate with respect to the Restricted Shares. Any such adjustments made by the Committee shall be conclusive.

7. Effect on Employment. Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment or service of GeoMet or any Affiliate, or affect any right which GeoMet or any Affiliate may have to terminate the employment or service of Participant. This Agreement does not constitute evidence of any agreement or understanding, express or implied, that GeoMet or any Affiliate will retain Participant as a Participant for any period of time or at any particular rate of compensation.

8. Investment Representations.

(a) The Restricted Shares are being received for Participant’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Shares and not with a view to, or for resale in connection with, any distribution of such Shares or any portion thereof.

(b) A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substitute therefore indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or referring to any stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, NASDAQ or any other stock exchange or association upon which the common stock of GeoMet is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of GeoMet shall be instructed to require compliance therewith.

9. Assignment. GeoMet may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Shares and the rights and obligations of Participant under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Participant other than by will or the applicable laws of descent and distribution.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) GeoMet and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.

11. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan. Notices to Participant shall be sent to Participant’s address as contained in GeoMet’s records. Notices to GeoMet shall be addressed to its Chief Financial Officer at the principal executive offices of GeoMet as set forth in the Plan.

12. Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Harris County, Texas, with respect to a state court, or the United States District Court for the Southern District of Texas, Houston Division, with respect to a federal court. PARTICIPANT HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY GEOMET OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, GeoMet and Participant have executed this Agreement as of the date first written above.

GEOMET, INC.

By:

Name:

Title:

PARTICIPANT

Participant Signature

Participant Printed Name

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain GeoMet, Inc. 2006 Long-Term Incentive Plan and the 2006 Restricted Stock Award Agreement dated as of November 20, 2006 (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto                          ,                          shares of the Common Stock, $0.001 par value per share, of GeoMet, Inc., a Delaware corporation (“GeoMet”), standing in the undersigned’s name on the books of GeoMet and does hereby irrevocably constitute and appoint the Secretary of GeoMet as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of GeoMet. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PARTICIPANT:

Participant Signature

Participant Printed Name

EXHIBIT “B”

To that certain Employee Cash Bonus and Stock Award Retention Agreement

dated November 9, 2007 between GeoMet, Inc. and Tony Oviedo

GEOMET, INC. 2006 LONG-TERM INCENTIVE PLAN

SUMMARY OF STOCK OPTION GRANT

You, the Optionee named below, have been granted the following option (the “Option”) to purchase shares of the common stock, $0.001 par value per share (the “Common Stock”), of GeoMet, Inc., a Delaware corporation (“GeoMet”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the GeoMet, Inc. 2006 Long-Term Incentive Plan (the “Plan”):

Optionee Name:	Tony Oviedo

Number of Option Shares Granted:	60,000

Type of Option (check one):	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Grant Date:	November , 2007

Exercise Price Per Share:	$

Vesting Commencement Date:	March 15, 2010

Vesting Schedule:	The Option shall vest and shares of Common Stock subject to the Option shall become purchasable on the Vesting Commencement Date, if the Optionee is in the continuous service of GeoMet or an Affiliate until such vesting date. The Corporate Change provisions of the Plan shall apply with respect to the Option.

You, by your signature as Optionee below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Stock Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Committee (as defined in the Agreement) with respect to matters arising under or relating to the Option, the Agreement and the Plan.

OPTIONEE:	GEOMET, INC.

By:
(Signature of Optionee)	Name:	J. Darby Seré
	Title:	President & Chief Executive Officer

GEOMET, INC. 2006 LONG-TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT is made as of the Grant Date (as set forth on the Summary of Stock Option Grant) between GeoMet, Inc., a Delaware corporation (“GeoMet”), and Optionee pursuant to the GeoMet, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Board of Directors of GeoMet with respect to an Option granted to an employee, or the Board of Directors of GeoMet with respect to an Option granted to an outside director (the “Committee”), has authority to grant Options under the Plan to employees and outside directors performing services for GeoMet and its Affiliates; and

WHEREAS, the Committee has determined to award Optionee the Option described in this Agreement;

NOW, THEREFORE, GeoMet and Optionee agree as follows:

1. Effect of Plan and Authority of Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Committee is authorized to make all determinations and interpretations with respect to matters arising under or relating to the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which are attached hereto and incorporated herein by this reference for all purposes.

2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Grant Date, GeoMet hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant. If the Option is intended to be an Incentive Stock Option, it is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Grant Date (110% of Fair Market Value if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of GeoMet or any Affiliate, within the meaning of Section 422(b)(6) of the Code). If this Option is intended to be an Incentive Stock Option, but the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options granted to Optionee (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to Optionee under any other plan of GeoMet or any Affiliate) are exercisable for the first time by Optionee during any calendar year exceeds $100,000 (determined as of the date the Incentive Stock Option is granted), this Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the $100,000 limit and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit. If this Option is intended to be an Incentive Stock Option, Optionee shall notify GeoMet in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

3. Vesting. This Option may be exercised only to the extent it is vested on the vesting dates in accordance with the Vesting Schedule set forth in the Summary of Stock Option Grant. The vested percentage indicated in such Vesting Schedule shall be exercisable, as to all or part of the vested shares, at any time or times after the respective vesting date and until the expiration or termination of the Option. The vesting of this Option may be accelerated in certain events as set forth in the Plan. The unvested portion of this Option shall terminate and be forfeited immediately on the date of Optionee’s termination of employment or service.

4. Term.

a. Term of Option. This Option may not be exercised after the expiration of seven years from the Grant Date. If the expiration date of this Option or any termination date provided for in this

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Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of GeoMet are not open for business, then such expiration or termination date shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

b. Early Termination. Except as provided below, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of GeoMet or any Affiliate from the Grant Date to the date of exercise of the Option. This Option may be exercised after the date of Optionee’s termination of employment or service with GeoMet and its Affiliates only in accordance with the specific provisions and limitations of the Plan.

5. Manner of Exercise and Payment. The Optionee (or his or her representative, guardian, devisee or heir, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Common Stock then available for purchase by delivering to GeoMet written notice, in a form satisfactory to the Committee, specifying:

a. the number of whole shares of Common Stock to be purchased together with payment in full of the purchase price of such shares;

b. the address to which dividends, notices, reports, and other information are to be sent; and

c. Optionee’s social security number or social insurance number.

Payment of the purchase price of the shares of Common Stock shall be made (i) in cash, or by certified or cashier’s check payable to the order of GeoMet, free from all collection charges, or (ii) by delivery of nonforfeitable, unrestricted shares of Common Stock previously acquired by Optionee that have been held for at least six months having an aggregate Fair Market Value as of the date of exercise equal to the total exercise price, or (iii) by a combination of cash (or certified or cashier’s check) and such already-owned shares of Common Stock. Optionee also may elect to pay all or a portion of the purchase price of such shares of Common Stock through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide (A) irrevocable instructions to a broker-dealer to effect the immediate sale or margin of a sufficient portion of the purchased shares and remit directly to GeoMet, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price payable for the purchased shares plus all applicable taxes required to be withheld by reason of such exercise and (B) an executed irrevocable option exercise form to GeoMet along with instructions to GeoMet to deliver the certificates for the purchased shares directly to such broker-dealer to complete the sale. This Option shall be deemed to have been exercised on the first date upon which GeoMet receives written notice of exercise as described above, payment of the purchase price and all other documents, information and amounts required with respect to such exercise under this Agreement and the Plan. Notwithstanding the foregoing provisions of this Section 5, the Committee may, in its discretion, reject payment of the purchase price of the shares of Common Stock subject to this Option in the form of already-owned shares or through a sale and remittance procedure with a broker-dealer in the event that the Committee determines that such payment forms violate the provisions of applicable law or result in negative accounting treatment to GeoMet.

6. Withholding Tax. Promptly after demand by GeoMet, and at its direction, Optionee shall pay to GeoMet or the appropriate Affiliate an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Pursuant to the applicable provisions of the Plan, such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having GeoMet withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to GeoMet or the appropriate Affiliate a number of previously acquired issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to GeoMet or the appropriate Affiliate shall be based on the Fair Market Value (as defined in the Plan) of such shares on the date on which the tax withholding is to be made. Optionee shall pay to GeoMet or the appropriate Affiliate in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes shall be made in accordance with administrative guidelines established by the Committee.

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7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased, upon exercise of this Option shall be made as soon as reasonably practicable after receipt of notice of exercise and full payment of the Exercise Price and any required withholding taxes. If GeoMet so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to GeoMet and its legal counsel, evidencing the investment intent of such person and such other matters as GeoMet may reasonably require. If GeoMet so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend to reflect any restrictions on transferability.

8. Optional Issuance in Book-Entry Form. Notwithstanding the provisions of Section 7, at the option of GeoMet, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

9. Transferability. This Option is personal to Optionee and during Optionee’s lifetime may be exercised only by Optionee or his or her guardian or legal representative upon the events and in accordance with the terms and conditions set forth in the Plan, and shall not be transferred except by will or by the laws of descent and distribution, nor may it be otherwise sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of this Option not specifically permitted by the Plan or this Agreement shall be null and void and without effect.

10. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in the Plan. Notices to Optionee shall be sent to Optionee’s address as contained in GeoMet’s records. Notices to GeoMet shall be addressed to its Chief Financial Officer at the principal executive offices of GeoMet as set forth in the Plan.

11. Relationship With Contract of Employment or Services.

a. The grant of an Option does not form part of Optionee ‘s entitlement to remuneration or benefits pursuant to his or her contract of employment or services, if any, and, except as otherwise provided in a written contract of employment or for services, the existence of such a contract between any person and GeoMet or any Affiliate does not give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

b. The rights and obligations of Optionee under the terms of his or her contract of employment or other contract or agreement for services with GeoMet or any Affiliate, if any, shall not be affected by the grant of an Option.

c. The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office, employment or service with GeoMet or any Affiliate for any reason whatsoever.

d. Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his or her office, employment or service with GeoMet or any Affiliate for any reason (including, without limitation, any breach of contract by GeoMet or any Affiliate) or in any other circumstances whatsoever.

12. Market Standoff Agreement. Optionee agrees in connection with any public offering of GeoMet’s securities that, upon request of GeoMet or the managing underwriter(s) of such offering, Optionee will not sell or otherwise dispose of any Common Stock acquired pursuant to this Agreement without the prior written consent of GeoMet or such managing underwriter(s), as the case may be, for a period of time (not to exceed 180 days) after the effective date of the registration requested by such managing underwriter(s) and subject to all restrictions as GeoMet or the managing underwriter(s) may specify for employee stockholders generally.

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13. Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Harris County, Texas, with respect to a state court, or the United States District Court for the Southern District of Texas, Houston Division, with respect to a federal court. OPTIONEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY GEOMET OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.

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